REVISED EXHIBIT A
To the Amended Expense Limitation Agreement Dated May 1, 2007, between Allianz Variable Insurance Products Trust and Allianz Investment Management LLC (formerly Allianz Life Advisers, LLC).
Not withstanding section 3 (Term and Termination of Agreement), the Amended Expense Limitation Agreement may not be terminated prior to April 30, 2013.  The Operating Expense Limit for each Fund is as follows:

Name of Fund                                Expense Limitation
AZL Allianz AGIC Opportunity Fund1.35%
AZL BlackRock Capital Appreciation Fund1.20%
AZL BlackRock Global Allocation Fund1.19%
AZL Columbia Mid Cap Value Fund1.30%
AZL Columbia Small Cap Value Fund
Class 1 shares1.10%
Class 2 shares1.35%
AZL Davis New York Venture Fund
Class 1 shares0.95%
Class 2 shares1.20%
AZL Dreyfus Equity Growth Fund1.20%
AZL Eaton Vance Large Cap Value Fund1.20%
AZL Enhanced Bond Index Fund0.70%
AZL Franklin Small Cap Value Fund1.35%
AZL Franklin Templeton Founding Strategy
Plus Fund1.20%
AZL Gateway Fund1.25%
AZL Invesco Equity and Income Fund1.20%
AZL Invesco Growth and Income Fund1.20%
AZL International Index Fund0.77%
AZL Invesco International Equity Fund1.45%

Name of Fund                                        Expense Limitation
AZL JPMorgan International Opportunities Fund	1.39%
AZL JPMorgan U.S. Equity Fund
Class 1 shares0.95%
Class 2 shares1.20%
AZL MFS Investors Trust Fund1.20%
AZL Mid Cap Index Fund0.71%
AZL Money Market Fund0.87%
AZL Morgan Stanley Global Real Estate Fund1.35%
AZL Morgan Stanley Mid Cap Growth Fund1.30%
AZL NFJ International Value Fund1.45%
AZL Russell 1000 Growth Index Fund0.84%
AZL Russell 1000 Value Index Fund0.84%
AZL S&P 500 Index Fund
Class 1 shares0.46%
Class 2 shares0.71%
AZL Schroder Emerging Markets Equity Fund
Class 1 shares1.40%
Class 2 shares1.65%
AZL Small Cap Stock Index Fund0.71%
AZL Turner Quantitative Small Cap Growth
Fund1.35%

Acknowledged:

ALLIANZ VARIABLE INSURANCE PRODUCTS TRUST

By:    /s/ Brian Muench
Name:  Brian J. Muench
Title:  President

ALLIANZ INVESTMENT MANAGEMENT LLC

By:    /s/ Brian Muench
Name:  Brian J. Muench
Title:  President

Updated:  11/1/2011